SUBSCRIPTION AGREEMENT

                                       FOR

                      NEWTOWN LANE MARKETING, INCORPORATED

Newtown Lane Marketing, Incorporated
33 Newtown Lane
East Hampton, New York 11937

Ladies and Gentlemen:

      1. Subscription. The undersigned (the "Subscriber") hereby agrees to purchase (the "Offering"), such number of units (each, a "Unit," and, collectively, the "Units") from Newtown Lane Marketing, Incorporated, a Delaware corporation (the "Company"), as set forth on the Signature Page of this Subscription Agreement. Each Unit consists of (i) a $25,000 principal amount 10% Senior Convertible Promissory Note (the "Notes"); and (ii) such number of shares (the "Shares") of common stock of the Company (the "Common Stock"), as shall equal the product of (i) (1) the aggregate principal amount of each Note, multiplied by (2) twenty percent (20%), and (ii) divided by thirty-five cents ($0.35).

      This Subscription Agreement is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Offering Memorandum of the Company dated December 15, 2005, as amended or supplemented from time to time, including all documents incorporated by reference therein and all attachments, schedules and exhibits thereto (the "Memorandum").

      The undersigned acknowledges that upon acceptance of such subscriptions payment by the Company, the undersigned will receive on of the Notes as described in the Memorandum. The subscription payment will be held by the Escrow Agent until such time as the Minimum Release Amount has been obtained. Once this event has occurred, the Escrow Agent will disburse all accepted subscription payments to the Company. If this event has not occurred on or prior to the Termination Date, then the Escrow Agent shall return the undersigned's subscription payment to the undersigned as soon as practicable following the Termination Date. After the initial closing is held, the Company may hold one or more closing from time to time until the maximum of $500,000 principal amount of Notes is sold.

      Officers, Directors and affiliates of the Company may (but are under no obligation to) purchase Units in the Offering and such purchases shall be counted toward the Minimum Release Amount.

      The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain capitalized terms used, but not otherwise defined herein, will have the respective meanings provided in the Memorandum.

      2. Payment. The Subscriber encloses herewith a check payable to, or will immediately make a wire transfer payment to, "Eaton & Van Winkle, LLP, escrow agent for Newtown Lane Marketing, Incorporated", in the full amount of the purchase price of the Units being subscribed for. Together with the check for, or wire transfer of, the full purchase price, the Subscriber is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement, the completed Investor Profile and the Accredited Investor Certificate.

      3. Deposit of Funds. All payments made as provided in Section 2 hereof will be deposited by the Company as soon as practicable with Eaton & Van Winkle, LLP, as escrow agent (the "Escrow Agent") or such other escrow agent appointed by the the Company, in a non-interest bearing escrow account (the "Escrow Account"). In the event that the Company does not effect a closing (the "Closing") on or before December 31, 2005 (the "Initial Offering Period"), which period may be extended by the Company in its sole discretion (this additional period and, together with the Initial Offering Period, will be referred to as the "Offering Period"), the Escrow Agent will refund all subscription funds, and will return the subscription documents to each Subscriber. If the Company rejects a subscription, either in whole or in part (which decision is in their sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such subscriber without interest accrued thereon.

      4. Acceptance of Subscription. The Subscriber understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this or any other subscription. The Company will have no obligation hereunder until the Company executes and delivers to the Subscriber an executed copy of this Subscription Agreement. If Subscriber's subscription is rejected in whole, or the Offering is terminated or the Minimum Release Amount is not subscribed for and accepted, all funds received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will thereafter be of no further force or effect. If Subscriber's subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

      5. Representations and Warranties of the Subscriber. The Subscriber hereby acknowledges, represents, warrants, and agrees as follows:

            (a) Neither the Units, Notes, Shares nor the shares of Common Stock (the "Conversion Shares"), issuable upon conversion of the Notes (collectively, the "Securities"), are registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Subscriber understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement;

            (b) The Subscriber and the Subscriber's attorney, accountant, Subscriber representative and/or tax advisor, if any (collectively, "Advisors"), have received the Memorandum, the Subscription Documents, the Notes, and all other documents requested by the Subscriber or its Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Subscription Agreement;

            (c) Neither the Commission nor any state securities commission has approved the Units or any of the other Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority;

            (d) All documents, records, and books pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by the Subscriber and its Advisors, if any;

            (e) The Subscriber and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Securities and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered by the Company in writing to the full satisfaction of the Subscriber and its Advisors, if any;

            (f) In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum or as contained in documents so furnished to the Subscriber or its Advisors, if any, by the Company in writing;

            (g) The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Securities and is not subscribing for Units and did not become aware of the offering of the Securities through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally;

            (h) The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

            (i) The Subscriber, either alone or together with its Advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the offering of the Securities to evaluate the merits and risks (including tax implications) of an investment in the Securities and the Company and to make an informed investment decision with respect thereto;

            (j) The Subscriber is not relying on the Company or its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisors;

            (k) The Subscriber is acquiring the Securities solely for such Subscriber's own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Subscriber has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities and the Subscriber has no plans to enter into any such agreement or arrangement;

            (l) The purchase of the Securities represents high risk investment and the Subscriber is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Subscriber must bear the substantial economic risks of the investment in the Securities indefinitely because none of the securities included in the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends will be placed on the Notes, the Shares and the Conversion Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. It is not anticipated that there will be any market for resale of any of the Securities, and such Securities will not be freely transferable at any time in the foreseeable future, if ever;

            (m) The Subscriber has adequate means of providing for such Subscriber's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time;

            (n) The Subscriber is aware that an investment in the Securities involves a number of very significant risks and has carefully read and considered the matters set forth in the Memorandum and, in particular, the matters under the caption "Risk Factors" therein and any of such risk may materially adversely affect the Company's results of operations and future prospects;

            (o) The Subscriber is an "accredited investor" as that term is defined in Regulation D under the Securities Act, and has truthfully and accurately completed the Accredited Investor Certification contained herein;

            (p) The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound;

            (q) The Subscriber and its Advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in their possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Securities and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Subscriber or its Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided by the Company in writing to the full satisfaction of the Subscriber and its Advisors, if any;

            (r) The Subscriber represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of any of the Securities;

            (s) The Subscriber has significant prior investment experience. The Subscriber has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Subscriber's overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber's net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. This investment is a suitable one for the Subscriber;

            (t) The Subscriber is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make this investment;

            (v) No oral or written representations have been made, or oral or written information furnished by the Company, to the Subscriber or its Advisors, if any, in connection with the offering of the Securities which are in any way inconsistent with the information contained in the Memorandum;

            (w) Within five (5) days after receipt of a request from the Company, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

            (y) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL; and

            (z) The Subscriber acknowledges that neither the Units, nor any of the other Securities, have been recommended by any Federal or state securities commission or regulatory authority. In making an investment decision, investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement. Any representation to the contrary is a criminal offense. The Units and the other Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

      6. Indemnification. The Subscriber hereby expressly and irrevocably agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein or in any other document delivered in connection with this Subscription Agreement.

      7. Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Subscription Agreement will survive the death or disability of the Subscriber and will be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder will be joint and several and the agreements, representations, warranties and acknowledgments herein will be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

      8. Modification. This Subscription Agreement will not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

      9. Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above or (b) if to the Subscriber, at the address set forth on the signature page hereof (or, in either case, to such other address as the party will have furnished in writing in accordance with the provisions of this Section 9). Any notice or other communication given by certified mail will be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

      10. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber and the transfer or assignment of the Units issued by the Company or the Conversion Shares will be made only in accordance with all applicable laws

      11. Applicable Law. This Subscription Agreement will be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      12. Blue Sky Qualification. The purchase of the Securities under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from applicable Federal and state securities laws. The Company will not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company will be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

      13. Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence (the "Confidential Information"). Any distribution of the Confidential Information to any person other than the Subscriber named above, in whole or in part, or the reproduction of the Confidential Information, or the divulgence of any of its contents (other than to the Subscriber's tax and financial advisers, attorneys and accountants, who will likewise be required to maintain the confidentiality of the Confidential Information) is unauthorized, except that any prospective investor (and each employee, representative, or other agent of such prospective investor) may disclose to any and all persons, without limitations of any kind (except as provided in the next sentence) the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure. Any such disclosure of the tax treatment, tax structure and other tax-related materials shall not be made for the purpose of offering to sell the securities offered hereby or soliciting an offer to purchase any such securities. Except as provided above with respect to tax matters, the above named Subscriber, agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and Confidential Information obtained by or given to the Company about or belonging to third parties.

      15. Miscellaneous.

            (a) This Subscription Agreement, together with the Memorandum, the Notes and the Registration Rights Agreement, constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

            (b) Each of the Subscriber's and the Company's representations and warranties made in this Subscription Agreement will survive the execution and delivery hereof and delivery of the Units and the Securities for a period of twenty-four (24) months from the date of issuance.

            (c) Each of the parties hereto will pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

            (d) This Subscription Agreement may be executed manually or by facsimile signature in two or more counterparts each of which will be deemed an original, but all of which will together constitute one and the same instrument.

            (e) Each provision of this Subscription Agreement will be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality will not impair the operation of or affect the remaining portions of this Subscription Agreement.

            (f) Paragraph titles are for descriptive purposes only and will not control or alter the meaning of this Subscription Agreement as set forth in the text.

                        [REMAINDER OF THIS PAGE IS BLANK]

                      NEWTOWN LANE MARKETING, INCORPORATED
                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Subscriber hereby elects to purchase $________________ aggregate principal amount of Units (NOTE: to be completed by the Subscriber).

Date (NOTE: To be completed by the Subscriber): __________________, 2005

--------------------------------------------------------------------------------

If the Subscriber is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

      ____________________________       ______________________________
      Print Name(s)                      Social Security Number(s)

      ___________________________        ______________________________
      Signature(s) of Subscriber(s)      Signature

      ____________________________       ______________________________
      Date                               Address

If the Subscriber is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or
TRUST:

____________________________             ______________________________
Name of Partnership,                     Federal Taxpayer  Identification Number
Corporation, Limited
Liability Company or Trust

      By:_________________________       ______________________________
      Name:                              State of Organization
      Title:

      ____________________________       ______________________________
      Date                               Address

NEWTOWN LANE MARKETING, INCORPORATED

By: __________________________
    Authorized Officer